InspireMD’s MGuard Stent Shows Lower Mortality Rate in STEMI Patients

at Twelve Months Compared to Control Group

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Company to Host Conference Call Tomorrow at 5:30 a.m. PT / 8:30 a.m. ET

BOSTON, Ma – October 29, 2013 – InspireMD, Inc. ("InspireMD" or the "Company") (NYSE MKT: NSPR), a leader in embolic protection stents, today announced new 12-month results from the MASTER (MGuard for Acute ST Elevation Reperfusion) trial demonstrating that the MGuard outperformed bare metal and drug eluting stents in all-cause mortality in ST segment elevation myocardial infarction (STEMI) patients. Results from the trial were presented at the Transcatheter Cardiovascular Therapeutics (TCT) Conference in San Francisco earlier today.

Additionally, the Company will be holding an evening symposium tomorrow, October 30th, starting at 6:30 pm PT. Dr. Gregg Stone, Dr. Ori Ben-Yehuda and Dr. Jose Henriques will lead the symposium and will be joined by a panel of medical experts.

The MGuard utilizes the Company’s proprietary MicroNet™ technology, which is a circular knitted mesh that wraps around the stent to protect patients from plaque debris flowing downstream upon deployment. This advanced technology allows the MGuard to specifically address the unmet need for STEMI patients, and save the life of those who suffer from heart attacks.

The MASTER trial achieved its primary endpoint (p value = 0.008), in complete ST-segment resolution at 60-90 minutes post-procedure. ST-segment resolution is historically known to be a strong predictor of mortality. Secondary endpoint clinical outcomes continued to show a lower mortality rate with the MGuard EPS compared to the control (1.0% vs. 3.3%, p=0.092) at 12 months. These findings are in line with the previously announced 6 month follow-up results showing that all-cause mortality with MGuard EPS was lower than bare metal and drug eluting stents used as a control (0.5% vs. 2.8%, p=0.056). Additional 12-month results are available at www.inspiremd.com.

“The positive follow-up data presented at TCT suggests that our MGuard EPS offers STEMI patients a higher likelihood of survival at 12 months than standard bare metal and drug eluting stents,” stated Alan Milinazzo, President and Chief Executive Officer of InspireMD. “This data further supports the evidence that positive acute results at the time the patient is treated are associated with improved outcomes at 12 months. Additionally and importantly, the subset data we released on treatment time from symptom onset to reperfusion revealed that MGuard may increase the therapeutic window for physicians treating STEMI patients. This could be a very important factor when physicians assess clinical treatment options for their patients.”

"It is very reassuring to see that the 12-month follow up data is consistent with the acute results presented at TCT last year, especially the data that shows the mortality benefit trend of using this unique technology,” stated Prof. Dariusz Dudek, Physician-in-Chief, 2nd Department of Clinical Cardiology and Cardiovascular Interventions at the University Hospital in Krakow.  “These positive results should give clinicians the confidence to use MGuard technology as a first line of defense against distal embolization for their STEMI patients.”

The MASTER trial enrolled a total of 433 patients with STEMI presenting within 12 hours of symptom onset undergoing percutaneous coronary intervention were randomized at 50 sites in 9 countries to the MGuard EPS (n = 217) or commercially available bare metal or drug-eluting stents (n = 216).

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Conference Call and Webcast Details

InspireMD will host a conference call and webcast to review 12-month MASTER trial follow-up data on Wednesday, October 30, 2013 at 8:30 a.m. ET / 5:30 a.m. PT. To access the call, participants should call (877) 842-0788 (United States/Canada) or (317) 468-2947 (International) and request the InspireMD call or provide confirmation code 90920442. A live webcast of the call will be available on the Investor Relations section of the Company's website at http://www.inspire-md.com/site_en/for-investors/. Please allow 10 minutes prior to the call to visit the site and download any necessary audio software.

A replay of the conference call will be available approximately two hours after completion of the live conference call and will be accessible until 11:59 p.m. ET on November 13, 2013. To listen to the replay, dial (855) 859-2056 (United States/Canada) or (404) 537-3406 (International) and enter code 90920442. The webcast of the event will also be archived for a limited time on the Investor Relations section of the Company's website at http://www.inspire-md.com/site_en/for-investors/.

About Stenting and MGuard™ EPS

Standard stents were not engineered for heart attack patients. They were designed for treating stable angina patients whose occlusion is different from that of an occlusion in a heart attack patient.

In acute heart attack patients, the plaque or thrombus is unstable and often breaks up as the stent is implanted causing downstream blockages (some of which can be fatal) in a significant portion of heart attack patients.

The MGuard EPS is integrated with a precisely engineered micro net mesh that prevents the unstable arterial plaque and thrombus (clots) that caused the heart attack blockage from breaking off.

While offering superior performance relative to standard stents in STEMI patients with regard to ST segment resolution, the MGuard EPS requires no change in current physician practice – an important factor in promoting acceptance and general use in time-critical emergency settings.

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MGuard™ technology to make its products the industry standard for embolic protection stents and to provide a superior solution to the key clinical issues of current stenting in patients with a high risk of distal embolization, no reflow and major adverse cardiac events.

InspireMD intends to pursue applications of this technology in coronary, carotid and peripheral artery procedures. InspireMD's common stock is quoted on the NYSE MKT under the ticker symbol NSPR.

MGuard™ EPS is CE Mark approved. It is not approved for sale in the U.S. by the FDA at this time.

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Forward-looking Statements:

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) our limited manufacturing capabilities and reliance on subcontractors for assistance, (vii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (viii) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (ix) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (x) our reliance on single suppliers for certain product components, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

Todd Fromer / Garth Russell

KCSA Strategic Communications

Phone: 212-896-1215 / 212-896-1250

Email: tfromer@kcsa.com / grussell@kcsa.com

Media Contacts:

Lewis Goldberg / Samantha Wolf

KCSA Strategic Communications

Phone: 212-896-1216 / 212-896-1220

Email: lgoldberg@kcsa.com / swolf@kcsa.com

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